EXHIBIT 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 27, 2010, Medical Action completed its acquisition of AVID Medical, Inc. (“AVID”), a leading provider of custom procedure trays to the healthcare industry, in which Medical Action acquired the outstanding shares of common stock of AVID for $62,500. To fund the acquisition of AVID, Medical Action entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) that provides for total borrowings of up to $110,000, consisting of (i) a secured term loan with a principal amount of $80,000 and (ii) a revolving credit facility, which amounts may be borrowed, repaid and re-borrowed up to $30,000.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of AVID. The unaudited consolidated balance sheet as of June 30, 2010 gives effect to the acquisition of AVID as if it was acquired on June 30, 2010. The unaudited pro forma consolidated balance sheet as of June 30, 2010 is derived from the unaudited historical financial statements of Medical Action and AVID as of June 30, 2010. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2010 gives effect to the AVID acquisition as if it had occurred on April 1, 2009. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2010 is derived from the audited historical financial statements of Medical Action and AVID for the year ended March 31, 2010. The unaudited pro forma condensed consolidated statements of operations of the three month period ended June 30, 2010 gives effect to the AVID acquisition as if it had occurred on April 1, 2010. The unaudited pro forma condensed consolidated statement of operations is derived from the unaudited historical financial statements of Medical Action and AVID for the three months ended June 30, 2010.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with Medical Action treated as the acquiring entity. Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values as of the effective date of the acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to further adjustments as additional information becomes available and as additional analyses are performed. The areas of the purchase price allocation that are not yet finalized relate primarily to property and equipment and income based taxes.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. In addition, the pro forma condensed consolidated financial statements do not reflect one-time costs of approximately $1,334 incurred by Medical Action to effect the acquisition.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Medical Action’s Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended June 30, 2010 which have been filed with the Securities and Exchange Commission as well as the audited historical financial statements and related notes of AVID as of March 31, 2010 and for the year then ended and the unaudited historical financial statements and related notes of AVID as of June 30, 2010 and for the three months ended June 30, 2010, which are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Medical Action that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

June 30, 2010

(In thousands, except share and per share amounts)

	Historical
Assets	Medical Action	AVID	Pro Forma Adjustments	Consolidated
Current assets:
Cash and cash equivalents	$1,878	$108	$(94)	$1,892
Accounts receivable, less allowance for doubtful accounts of $890	18,280	9,701	—	27,981
Inventories	37,447	9,812	(83)	47,176
Prepaid expenses	1,606	—	921	2,527
Deferred tax assets	2,227	844	—	3,071
Receivables from related parties	—	686	—	686
Prepaid income taxes	654	—	—	654
Other current assets	401	873	(873)	401

Total current assets	62,493	22,024	(129)	84,388

Property and equipment, net	39,578	20,289	(3,965)	55,902
Goodwill	80,699	889	30,661	112,249
Other intangible assets, net	14,108	—	29,600	43,708
Other assets, net	2,245	114	982	3,341

Total assets	$199,123	$43,316	$57,149	$299,588

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$11,844	$2,646	$230	$14,720
Accounts payable and accrued expenses	24,818	11,409	(14)	36,213

Total current liabilities	36,662	14,055	216	50,933
Long-term debt, excluding current installments	3,166	12,655	61,948	77,769
Interest rate swap	—	1,448	(1,448)	—
Deferred tax liabilities	15,932	53	11,692	27,677

Total liabilities	55,760	28,211	72,408	156,379

Stockholders’ equity:

Preferred stock, $0.001 par value. Authorized 5,000,000 shares; issued and outstanding 4,895,688 shares at June 30, 2010	—	5	(5)	—
Common stock - 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,346,253 shares at June 30, 2010	16	4	(4)	16
Additional paid-in capital	32,730	4,822	(4,822)	32,730
Notes receivable from stock sales	—	(123)	123	—
Accumulated other comprehensive loss	(374)	—	—	(374)
Retained earnings	110,991	8,424	(8,578)	110,837

Total stockholders’ equity	143,363	13,132	(13,286)	143,209
Noncontrolling interest	—	1,973	(1,973)	—

Total stockholders’ equity	143,363	15,105	(15,259)	143,209

Commitments and contingencies
Total liabilities and stockholders’ equity	$199,123	$43,316	$57,149	$299,588

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended March 31, 2010

(In thousands, except per share amounts)

	Historical
	Medical Action	AVID	Pro Forma Adjustments	Consolidated
Net sales	$290,146	$136,316	$—	$426,462
Cost of goods sold	221,242	104,409	2,069	327,720
Depreciation of machinery and equipment	—	777	(777)	—

Gross profit	68,904	31,130	(1,292)	98,742

Selling, general, and administrative expenses	40,198	23,539	3,242	66,979
Depreciation and amortization	—	1,207	(1,207)	—
Interest expense, net	1,348	527	1,644	3,519

Income before income taxes	27,358	5,857	(4,971)	28,244

Income taxes	10,517	1,771	(1,909)	10,379

Income attributable to noncontrolling interest	16,841	4,086	(3,062)	17,865

Less: Net income attributable to noncontrolling interest	—	730	(730)	—

Net income	$16,841	$3,356	$(2,332)	$17,865

Per share basis:
Net income per share, basic	$1.03			$1.09
Net income per share, diluted	$1.02			$1.09

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

MEDICAL ACTION INDUSTRIES INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2010

(In thousands, except per share amounts)

	Historical
	Medical Action	AVID	Pro Forma Adjustments	Consolidated
Net sales	$66,796	$34,395	$—	$101,191
Cost of goods sold	54,258	26,201	583	81,042
Depreciation of machinery and equipment	—	203	(203)	—

Gross profit	12,538	7,991	(380)	20,149

Selling, general, and administrative expenses	10,151	5,911	820	16,882
Depreciation and amortization	—	313	(313)	—
Interest expense, net	126	107	446	679

Income before income taxes	2,261	1,660	(1,333)	2,588

Income taxes	869	523	(512)	880

Income attributable to noncontrolling interest	1,392	1,137	(821)	1,708

Less: Extraordinary loss (net of tax benefit of $559)	(896)			(896)

Less: Net income attributable to noncontrolling interest	—	187	(187)	—

Net income	$496	$950	$(634)	$812

Per share basis:
Basic
Income before extraordinary items	$0.09			$0.10
Extraordinary loss	$(0.06)			$(0.06)

Net income per share, basic	$0.03			$0.04

Diluted
Income before extraordinary items	$0.08			$0.10
Extraordinary loss	$(0.05)			$(0.05)

Net income per share, diluted	$0.03			$0.05

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by Medical Action Industries Inc. (“Medical Action” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Medical Action’s amended Form 8-K prepared and filed in connection with acquisition of AVID Medical, Inc. (“AVID”).

Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Medical Action has been derived from the audited historical consolidated financial statements of Medical Action for the year ended March 31, 2010 and the unaudited historical consolidated financial statements of Medical Action as of and for the three months ended June 30, 2010. The information concerning AVID has been derived from the audited historical financial statements of AVID for the year ended March 31, 2010 and the unaudited historical financial statements as of and for the three months ended June 30, 2010.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2. Purchase Price Allocation

On August 27, 2010, Medical Action completed its acquisition of AVID. AVID is a provider of custom procedure trays to the health care industry. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition of AVID, which was accounted for under the acquisition method of accounting. A total purchase price of $62,500 was used for purposes of preparing the unaudited pro forma condensed consolidated financial statements. Direct transaction costs were excluded for purposes of preparing the unaudited pro forma condensed consolidated financial statements.

Under the acquisition method of accounting, the total estimated purchase price is allocated to AVID’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 27, 2010, the effective date of the acquisition with AVID. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows:

Cash	$14
Accounts receivable, net	9,701
Inventories	9,812
Deferred tax assets	791
Other current assets	1,614
Property and equipment	16,324
Identifiable intangible assets:
Customer relationships	27,500
Trademarks	2,100

67,856

Less :
Debt, short and long term	13,926
Deferred tax liabilities	11,692
Accounts payable and accrued expenses	11,288

Total fair value of net assets acquired	30,950

Goodwill	31,550

Total purchase price	$62,500

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. The areas of the purchase price allocation that are not yet finalized relate primarily to property and equipment and income based taxes.

Of the total purchase price, approximately $31,550 has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized but instead will be tested for impairment at least annually. In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination was made.

As a result of the acquisition of AVID, the Company recorded a net deferred tax liability of $10,901 in its preliminary purchase price allocation. This balance is comprised of $11,692 in deferred tax liabilities resulting primarily from the estimated amortization expense of identifiable intangible assets and approximately $791 in deferred tax assets that relate primarily to a capital lease.

The identifiable intangible assets acquired were valued based on a preliminary valuation and consists of customer relationships and trademarks. The identifiable intangible assets are being amortized as follows; customer relationships using an estimated useful live of 20 years and trademarks using an estimated useful life of 5 years. Upon completion of the fair value assessment after the acquisition, the ultimate price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 3. Pro Forma Adjustments

Balance Sheet - June 30, 2010

Cash and cash equivalents

The adjustment of ($94) reflects the elimination of cash associated with AVID Realty, LLC (“AVID Realty”), which was a consolidated variable interest entity of AVID but not acquired by Medical Action.

Inventories

The adjustment of ($83) represents the reclassification of freight costs included in AVID’s inventories which Medical Action deems to be cost of goods sold.

Prepaid expenses

The adjustment of $921 consists of the following two transactions; (i) an adjustment of $48 relating to the elimination of AVID Realty’s prepaid expenses and (ii) the reclassification of $873 from other current assets that Medical Action deems to be prepaid expenses.

Other current assets

The adjustment of ($873) represents the reclassification to prepaid expenses, as discussed above.

Property and equipment

The adjustment of ($3,965) consists of the following two transactions; (i) an adjustment of ($2,236) relating to the elimination of AVID Realty’s property and equipment and (ii) an adjustment of ($1,729) to reflect the estimated fair value of certain leasehold improvements.

Goodwill

The adjustment of $30,661 consists of the following two transactions; (i) an adjustment of ($889) to eliminate the historical goodwill reported by AVID and (ii) an adjustment of $31,550 to reflect the goodwill recorded as a result of the AVID acquisition as discussed in Note 2 – Purchase Price Allocation.

Other intangible assets

The adjustment of $29,600 consists of the following two transactions; (i) an adjustment of $27,500 to reflect the value assigned to customer relationships recorded as a result of the AVID acquisition and (ii) an adjustment of $2,100 to reflect the value assigned to trademarks recorded as a result of the AVID acquisition. The customer relationships are expected to be amortized over 20 years and the trademarks are expected to be amortized over 5 years.

Other assets

The adjustment of $982 represents the debt issuance costs associated with the Company’s Credit Agreement. These fees were recorded as deferred costs and will be amortized over 5 years, which represents the life of the Company’s term loan.

Current installments of long-term debt

The adjustment of $230 consists of the following two transactions; (i) an adjustment of ($286) relating to the elimination of AVID Realty’s current installments of long-term debt and (ii) an adjustment of $516 to reflect Medical Action’s current portion of long-term debt associated with our Credit Agreement.

Accounts payable and accrued liabilities

The adjustment of ($14) represents the elimination of AVID Realty’s accounts payable and accrued expenses.

Long-term debt, excluding current installments

The adjustment of $61,948 consists of the following three transactions; (i) an adjustment of $2,043 relating to the elimination of AVID Realty’s long-term debt, excluding current installments, (ii) an adjustment of $63,037 to reflect Medical Action’s long-term debt, excluding current installments associated with our Credit Agreement and (iii) an adjustment of ($3,132) relating to the elimination of AVID’s long-term debt which was not assumed by Medical Action in the AVID acquisition.

Interest rate swap

The adjustment of ($1,448) represents the elimination of AVID Realty’s interest rate swap.

Deferred tax liabilities

The adjustment of $11,692 represents the deferred tax liabilities related to the estimated amortization expense of the aforementioned customer relationships and trademarks. The deferred tax liability associated with these other intangible assets was calculated using an effective tax rate of 39.5%.

Preferred stock

The adjustment of ($5) represents the elimination of AVID’s preferred stock which was not acquired by Medical Action in the AVID acquisition.

Common stock

The adjustment of ($4) represents the elimination of AVID’s common stock which was not acquired by Medical Action in the AVID acquisition.

Additional paid-in capital

The adjustment of ($4,822) represents the elimination of AVID’s additional paid-in capital which was not acquired by Medical Action in the AVID acquisition.

Notes receivable from stock sales

The adjustment of $123 represents the elimination of AVID’s notes receivable from stock sales which was not acquired by Medical Action in the AVID acquisition.

Retained earnings

The adjustment of ($8,578) consists of the following four transactions; (i) an adjustment of ($604) relating to the elimination of AVID Realty’s retained earnings, (ii) an adjustment of ($71) to reflect Medical Action’s interest expense on existing loan balances, (iii) the impact on earnings relating to the adjustment of ($83) in reclassified freight costs included in AVID’s inventories which Medical Action deems to be cost of goods sold and (iv) an adjustment of ($7,820) relating to the elimination of AVID’s retained earnings which was not acquired by Medical Action in the AVID acquisition.

Noncontrolling interest

The adjustment of ($1,973) represents the elimination of AVID’s noncontrolling interest in AVID Realty.

Statement of Operations – For the Fiscal Year Ended March 31, 2010

Cost of goods sold

The adjustment of $2,069 consists of the following three transactions; (i) an adjustment of $1,060 relating to interest on a capital lease which is categorized by AVID as interest expense, but is being reclassified to conform to Medical Action’s presentation, (ii) an adjustment of $923 which is categorized by AVID as depreciation of machinery and equipment, but is being reclassified to conform to Medical Action’s presentation and (iii) an adjustment of $86 which represents the reclassification of freight costs included in AVID’s inventories which Medical Action deems to be cost of goods sold.

Depreciation of machinery and equipment

The adjustment of ($777) consists of the following two transactions; (i) an adjustment of $146 which represents the elimination of AVID Realty’s depreciation of machinery and equipment and (ii) an adjustment of ($923) which is categorized by AVID as depreciation of machinery and equipment, but is being reclassified to cost of goods sold to conform to Medical Action’s presentation.

Selling, general and administrative expenses

The adjustment of $3,242 consists of the following three transactions; (i) an adjustment of $1,251 which is categorized by AVID as depreciation and amortization, but is being reclassified to conform to Medical Action’s presentation, (ii) an adjustment of $1,795 to reflect the amortization expenses associated with the customer relationships and trademarks recorded as a result of the AVID acquisition and (iii) an adjustment of $196 to reflect the amortization expense associated with the debt issuance costs of Medical Action’s Credit Agreement.

Depreciation and amortization

The adjustment of ($1,207) consists of the following two transactions; (i) an adjustment of $44 which represents the elimination of AVID Realty’s depreciation and amortization and (ii) an adjustment of ($1,251) which is categorized by AVID as depreciation and amortization, but is being reclassified to selling, general and administrative expenses to conform to Medical Action’s presentation.

Interest expense, net

The adjustment of $1,644 consists of the following three transactions; (i) an adjustment of $1,127 which represents the elimination of AVID Realty’s interest income, (ii) an adjustment of ($1,060) relating to interest on a capital lease which is categorized by AVID as interest expense, but is being reclassified to cost of goods sold to conform to Medical Action’s presentation and (iii) an adjustment of $1,577 to reflect the interest expense associated with Medical Action’s $80,000 term loan at LIBOR plus an applicable margin.

The following assumptions were used in calculating the pro forma interest expense adjustment; (i) quarterly principal payments on the term loan of $4,000 commencing on December 31, 2009 and (ii) an interest rate on the term loan of 2.65% which was Medical Action’s term loan average interest rate for the fiscal year ended March 31, 2010.

Income taxes

The adjustment of ($1,909) represents the tax effect of the applicable pro forma statement of operations adjustments for the fiscal year ended March 31, 2010 noted above. An effective tax rate of 38.4% was used to determine the tax effect on the applicable pro forma adjustments, which was Medical Action’s effective tax rate for the fiscal year ended March 31, 2010.

Net income attributable to noncontrolling interest

The adjustment of ($730) represents the elimination of AVID Realty’s net income for the fiscal year ended March 31, 2010.

Statement of Operations – For the Three Months Ended June 30, 2010

Cost of goods sold

The adjustment of $583 consists of the following three transactions; (i) an adjustment of $265 relating to interest on a capital lease which is categorized by AVID as interest expense, but is being reclassified to conform to Medical Action’s presentation, (ii) an adjustment of $235 which is categorized by AVID as depreciation of machinery and equipment, but is being reclassified to conform to Medical Action’s presentation and (iii) an adjustment of $83 which represents the reclassification of freight costs included in AVID’s inventories which Medical Action deems to be cost of goods sold.

Depreciation of machinery and equipment

The adjustment of ($203) consists of the following two transactions; (i) an adjustment of $32 which represents the elimination of AVID Realty’s depreciation of machinery and equipment and (ii) an adjustment of ($235) which is categorized by AVID as depreciation of machinery and equipment, but is being reclassified to cost of goods sold to conform to Medical Action’s presentation.

Selling, general and administrative expenses

The adjustment of $820 consists of the following three transactions; (i) an adjustment of $322 which is categorized by AVID as depreciation and amortization, but is being reclassified to conform to Medical Action’s presentation, (ii) an adjustment of $449 to reflect the amortization expenses associated with the customer relationships and trademarks recorded as a result of the AVID acquisition and (iii) an adjustment of $49 to reflect the amortization expense associated with the debt issuance costs of Medical Action’s Credit Agreement.

Depreciation and amortization

The adjustment of ($313) consists of the following two transactions; (i) an adjustment of $9 which represents the elimination of AVID Realty’s depreciation and amortization and (ii) an adjustment of ($322) which is categorized by AVID as depreciation and amortization, but is being reclassified to selling, general and administrative expenses to conform to Medical Action’s presentation.

Interest expense, net

The adjustment of $446 consists of the following three transactions; (i) an adjustment of $297 which represents the elimination of AVID Realty’s interest income, (ii) an adjustment of ($265) relating to interest on a capital lease which is categorized by AVID as interest expense, but is being reclassified to cost of goods sold to conform to Medical Action’s presentation and (iii) an adjustment of $414 to reflect the interest expense associated with Medical Action’s $80,000 term loan at LIBOR plus an applicable margin.

The following assumptions were used in calculating the pro forma interest expense adjustment; (i) quarterly principal payments on the term loan of $4,000 commencing on December 31, 2009 and (ii) an interest rate on the term loan of 2.65% which was Medical Action’s term loan average interest rate for the three months ended June 30, 2010.

Income taxes

The adjustment of ($512) represents the tax effect of the applicable pro forma statement of operations adjustments for the three months ended June 30, 2010 noted above. An effective tax rate of 38.4% was used to determine the tax effect of the applicable pro forma adjustments, which was Medical Action’s effective tax rate for the three months ended June 30, 2010.

Net income attributable to noncontrolling interest

The adjustment of ($187) represents the elimination of AVID Realty’s net income for the three months ended June 30, 2010.